Exhibit 99.1

News Release
CBOE HOLDINGS REPORTS RECORD-SETTING 2014 FOURTH-QUARTER AND FULL-YEAR RESULTS

Fourth-Quarter 2014 Financial Highlights
-- Operating Revenue Increased 17 Percent to $166.5 Million
-- GAAP Net Income Allocated to Common Stockholders Up 8 Percent to $49.1 Million; Diluted EPS Up 12 Percent to $0.58
-- Adjusted Net Income Allocated to Common Stockholders Up 18 Percent to $53.6 Million; Adjusted Diluted EPS Up 23 Percent to $0.641
-- GAAP Operating Margin of 52.2 Percent; Adjusted Operating Margin of 53.4 Percent, Up 220 Basis Points1
Full-Year 2014 Financial Highlights
-- Operating Revenue Increased 8 Percent to $617.2 Million
-- GAAP Net Income Allocated to Common Stockholders Increased 8 Percent to $188.4 Million; Diluted EPS Up 11 Percent to $2.21
-- Adjusted Net Income Allocated to Common Stockholders Increased 10 Percent to $194.5 Million; Adjusted Diluted EPS Up 12 Percent to $2.281
-- GAAP Operating Margin of 50.8 Percent; Adjusted Operating Margin of 51.6 Percent, Up 80 Basis Points1
CHICAGO, February 6, 2015 - CBOE Holdings, Inc. (NASDAQ: CBOE) today announced record revenue and earnings for the fourth-quarter and full-year 2014, marking the fourth consecutive year of record financial results.
For the quarter, the company reported GAAP net income allocated to common stockholders of $49.1 million, or $0.58 per diluted share, compared with $45.6 million, or $0.52 per diluted share, in the fourth quarter of 2013. On an adjusted basis, net income allocated to common stockholders was $53.6 million, or $0.64 per diluted share, compared with $45.6 million, or $0.52 per diluted share, in the prior year period. Operating revenue for the fourth quarter was $166.5 million, up 17 percent compared to $141.8 million in 2013's fourth quarter.
For the year ended December 31, 2014, GAAP net income allocated to common stockholders rose 8 percent to $188.4 million, or $2.21 per diluted share, on total operating revenue of $617.2 million. For 2013, the company reported GAAP net income allocated to common stockholders of $173.9 million, or $1.99 per diluted share, on operating revenue of $572.1 million. On an adjusted basis, net income allocated to common stockholders increased 10 percent to $194.5 million from $177.4 million in 2013, and adjusted diluted earnings per share grew 12 percent to $2.28 from $2.03 in 2013.

1A full reconciliation of CBOE Holdings' non-GAAP results to its GAAP results for the reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.

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Page 2/12 CBOE Holdings, Inc. Reports Fourth Quarter 2014 Financial Results

Financial results presented on an adjusted basis for the fourth quarter of 2014 and the years ended December 31, 2014 and 2013 exclude certain items, including accelerated stock-based compensation, severance expense, tax provisions related to prior years and impairment charges, which are detailed in the reconciliation of non-GAAP results. There were no non-GAAP financial measures in the fourth quarter of 2013.
“We are pleased to report that fourth-quarter trading across all product lines led to a new annual record for total options and futures traded at CBOE Holdings. Record trading in our premium proprietary products, S&P 500 Index options and CBOE Volatility Index futures and options, helped fuel our fourth consecutive year of record revenue and earnings. We have carried that positive momentum into the new year, and our entire team is committed to executing on our initiatives to engage customers, develop products and broaden access to our marketplace. I am confident in our ability to continue to drive sustainable profitable growth and to enable CBOE Holdings to deliver value for our shareholders and our customers,” said Edward T. Tilly, CBOE Holdings Chief Executive Officer.
"We were extremely pleased with our results for the fourth quarter and year. Adjusted diluted earnings per share for the quarter grew 23 percent over 2013's fourth quarter, outpacing our strong top-line growth of 17 percent. We have a business model that generates significant cash flow and our strong financial results allowed us to return more capital to our shareholders in 2014, through dividend payments of nearly $111 million and share repurchases of $177 million,” said Alan J. Dean, CBOE Holdings Executive Vice President and Chief Financial Officer.
The table below highlights CBOE Holdings' operating results on a GAAP basis and an adjusted basis for the comparative quarters and twelve-month periods ended December 31, 2014 and 2013. Financial results presented on an adjusted basis provide supplemental information to facilitate period-over-period comparisons by adjusting for certain items that management believes are not indicative of the company's core operating performance.
Key Statistics and Financial Highlights:

(in millions, except per share, revenue per contract and trading days)	4Q 2014	4Q 2013	Y/Y Change	YTD 2014	YTD 2013	Y/Y Change
Key Statistics:
Total Trading Days	64	64		252	252
Average Daily Volume (options and futures)	5.64	4.89	15%	5.26	4.71	12%
Total Trading Volume (options and futures)	361.2	313.0	15%	1,325.4	1,187.6	12%
Average Revenue Per Contract	$0.340	$0.316	8%	$0.330	$0.334	(1)%
GAAP Financial Highlights:
Total Operating Revenues	$166.5	$141.8	17%	$617.2	$572.1	8%
Total Operating Expenses	79.5	69.2	15%	303.4	286.2	6%
Operating Income	87.0	72.6	20%	313.8	285.9	10%
Operating Margin %	52.2%	51.2%	100 bps	50.8%	50.0%	80 bps
Net Income	$49.3	$46.1	7%	$189.7	$176.0	8%
Net Income Allocated to Common Stockholders	$49.1	$45.6	8%	$188.4	$173.9	8%
Diluted EPS	$0.58	$0.52	12%	$2.21	$1.99	11%
Weighted Average Shares Outstanding	84.3	87.1	(3)%	85.4	87.3	(2)%
Adjusted Financial Highlights (1)
Total Operating Expenses	77.7	69.2	12%	299.0	281.2	6%
Operating Income	88.8	72.6	22%	318.2	290.9	9%
Operating Margin %	53.4%	51.2%	220 bps	51.6%	50.8%	80 bps
Net Income	$53.8	$46.1	17%	$195.8	$179.6	9%
Net Income Allocated to Common Stockholders	$53.6	$45.6	18%	$194.5	$177.4	10%
Diluted EPS	$0.64	$0.52	23%	$2.28	$2.03	12%
(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2014 and 2013 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.

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Revenues
In the fourth quarter of 2014, operating revenues increased by $24.7 million, or 17 percent, to $166.5 million from $141.8 million in 2013's fourth quarter. The higher revenue primarily reflects an increase of $23.7 million in transaction fees and an increase of $1.0 million in regulatory fees.
Transaction fees, the largest revenue driver, increased 24 percent for the quarter as a result of a 15 percent increase in trading volume and an 8 percent increase in the average revenue per contract (RPC) compared with the fourth quarter of 2013. Total trading volume for the fourth quarter was 361.2 million contracts, or 5.64 million contracts per day, compared with 313.0 million contracts, or 4.89 million contracts per day, in 2013's fourth quarter. RPC for the quarter was $0.340 compared with $0.316 in the fourth quarter of 2013.
The increase in RPC primarily resulted from a shift in the mix of products traded towards higher-margin index options and futures contracts, as well as an increase in the RPC derived from these products in the fourth quarter of 2014 compared with the same period in 2013. Higher-margin index options and futures contracts accounted for 35.3 percent of trading volume in the quarter compared with 33.8 percent in the fourth quarter of 2013. Additionally, the RPC on index options increased nearly 5 percent, while the RPC on futures contracts increased 3 percent, primarily as a result of fee adjustments implemented during the year and the mix of volume by user type within each respective product category compared with last year's fourth quarter.
The average revenue per contract represents total transaction fees recognized for the period for Chicago Board Options Exchange® (CBOE®), C2 Options Exchange (C2) and CBOE Futures Exchange (CFE®) divided by total contracts traded during the period.
Adjusted Operating Expenses
Adjusted operating expenses were $77.7 million for the fourth quarter of 2014, up $8.5 million or 12 percent, compared with $69.2 million in the fourth quarter of 2013. Adjusted operating expenses exclude $1.9 million of severance expense in the fourth quarter of 2014. There were no adjustments to operating expenses in the fourth quarter of 2013.
The company's core operating expenses, which include total operating expenses less volume-based expenses, depreciation and amortization, accelerated stock-based compensation expense and unusual or one-time expenses, were $46.5 million for the fourth quarter of 2014, an increase of $2.6 million or 6 percent, compared with the fourth quarter of 2013. The increase primarily reflects higher expenses for outside services.
Volume-based expenses, which include royalty fees and trading volume incentives, were $20.2 million in the fourth quarter of 2014, an increase of $3.9 million or 24 percent, compared with the same period a year ago. The increase resulted from higher royalty fees of $4.2 million, offset somewhat by a decrease in trading volume incentives of $0.3 million. The increase in royalty fees is primarily due to higher trading volume in licensed products.
Adjusted Operating Margin
The company's adjusted operating margin increased 220 basis points to 53.4 percent for the fourth quarter of 2014, compared with 51.2 percent in the same period in 2013. The adjusted operating margin for the full-year 2014 was 51.6 percent, surpassing the prior year's margin by 80 basis points and setting a new fiscal year all-time high.
Effective Tax Rate
On a GAAP basis, the company reported an effective tax rate of 41.2 percent for the fourth quarter versus 36.1 percent in last year's fourth quarter. The increase in the effective tax rate for the fourth quarter of 2014 primarily reflects tax adjustments related to changes in assessments of uncertain tax positions for the current and prior years and a lower benefit from discrete items versus the prior-year quarter. The company's non-GAAP effective tax rate was 39.4 percent compared to 36.1 percent for the fourth quarter of 2013. The company's non-GAAP effective tax rate for the full-year 2014 was 38.2 percent compared to 37.8 percent for 2013. The higher effective tax rate for 2014 was primarily the result of changes in assessments of uncertain tax positions.

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Fourth Quarter 2014 Operational Highlights and Recent Developments

•
On February 2, 2015, the company reported that January 2015 average daily volume (ADV) for total options was 5.13 million contracts, a 5 percent increase from December 2014 and an 8 percent decrease from January 2014. In addition, CFE reported that January 2015 ADV was 228,683 contracts, an increase of 9 percent from January 2014 and a 1 percent increase from December 2014.

•
In 2014, the company reached new all-time highs in total trading volume and average daily volume, reporting 1.3 billion options and futures contracts traded on CBOE, C2 and CFE, an increase of 12 percent over the 1.2 billion contracts traded in 2013. Average daily volume was 5.3 million contracts, an increase of 12 percent from the 4.7 million contracts per day in 2013. New annual records were also set for SPX options, VIX options and VIX futures.

•
On December 22, 2014, the company reported that CBOE and C2 have entered into an agreement with the Financial Industry Regulatory Authority (FINRA), under which FINRA will perform the majority of the exchanges’ regulatory services. Additionally, CBOE entered into a separate agreement with FINRA, under which CBOE will assign to FINRA its responsibility to perform regulatory services for the Options Regulatory Surveillance Authority (ORSA), the central organization facilitating collaboration in insider trading surveillance and investigations for all U.S. options exchanges. FINRA began performing these services on January 1, 2015.

•
On December 10, 2014, the company announced that it has entered into a licensing agreement with MSCI Inc., a leading provider of investment decision support tools worldwide, to offer options trading on several MSCI indexes. Under the agreement, in the U.S., options on the MSCI indexes will be solely listed for trading on CBOE. The six indexes included in the agreement are the MSCI EAFE Index, MSCI Emerging Markets Index, MSCI ACWI Index, MSCI USA Index, MSCI World Index and the MSCI ACWI ex-USA Index.

•
On November 13, 2014, CFE launched futures trading on the CBOE/CBOT 10-year U.S. Treasury Note Volatility Index (ticker symbol: VXTYN). The VXTYN Index, on which futures on VXTYN® are based, is calculated by applying the CBOE Volatility Index® (VIX® Index) methodology to futures options data from CME Group’s 10-year U.S. Treasury note contract -- one of CME Group’s most actively traded interest rate options products.

Return of Capital to Stockholders
As announced on February 4, 2015, the company's Board of Directors declared a quarterly dividend of $0.21 per share, payable March 20, 2015 to stockholders of record on February 27, 2015.
During the fourth quarter of 2014, the company repurchased 489,500 shares of its common stock under its share repurchase program at an average price of $58.69 per share, for an aggregate purchase price of $28.7 million. For the full-year 2014, the company repurchased 3,215,246 shares at an average price of $52.35, for an aggregate purchase price of $168.3 million.
Since the inception of its share repurchase program in 2011 through December 31, 2014, the company has repurchased 7,855,070 shares of its common stock at an average price of $39.51 per share, for a total of $310.4 million.
As of December 31, 2014, the company had approximately $89.6 million of availability remaining under its existing share repurchase authorizations.
2015 Fiscal Year Financial Guidance
CBOE Holdings currently expects the following for the year ending December 31, 2015:

•
Core operating expenses are expected to be in the range of $195.0 million to $199.0 million, an increase of 3 to 5 percent compared with $188.9 million in 2014. Continuing stock-based compensation expense included in core expenses is expected to be approximately $12.0 million for the full year.

•	Depreciation and amortization expense is expected to be in the range of $46.0 million to $48.0 million.

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•
The consolidated effective tax rate is expected to be in the range of 38.5 percent to 39.5 percent. Significant changes in trading volume, expenses, state and local tax rates and other items, including ongoing state and federal tax audits, could materially impact this expectation.

•
Capital expenditures are projected to be in the range of $37.0 million to $40.0 million, reflecting the company's ongoing investments in systems hardware and software to support and enhance its trading technology.

Earnings Conference Call
Executives of CBOE Holdings will host a conference call to review its fourth quarter financial results today, February 6, 2015, at 8:30 a.m. ET/7:30 a.m. CT. The conference call and any accompanying slides will be publicly available via live webcast from the Investor Relations section of the company's website at www.cboe.com under Events & Presentations. Participants may also listen via telephone by dialing (866) 652-5200 from the United States, (855) 669-9657 from Canada or (412) 317-6060 for international callers. Telephone participants should place calls 10 minutes prior to the start of the call. The webcast will be archived on the company's website for replay. A telephone replay of the earnings call also will be available from approximately 10:30 a.m. CT, February 6, through 11:00 p.m. CT, February 13, 2015, by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 for international callers, using replay code 10057897.

About CBOE Holdings, Inc.:

CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), CBOE Futures Exchange (CFE) and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as S&P 500 options (SPX), the most active U.S. index option, and options and futures on the CBOE Volatility Index (the VIX Index). Other products engineered by CBOE include equity options, security index options, Weeklys options, LEAPS options, FLEX options, and benchmark products such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute and www.cboe.com, the go-to place for options and volatility trading resources.
Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those statements that reflect our expectations, assumptions or projections about the future and involve a number of risks and uncertainties. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause actual results to differ materially from that expressed or implied by the forward-looking statements, including: the loss of our right to exclusively list certain index options and futures products; increasing price competition in our industry; compliance with legal and regulatory obligations and obligations under agreements with regulatory agencies; decreases in the amount of trading volumes or a shift in the mix of products traded on our exchanges; our ability to operate our business, monitor and maintain our systems or program them so that they operate correctly, including in response to increases in trading volume and order transaction traffic; the accuracy of our estimates and expectations; legislative or regulatory changes; increasing competition by foreign and domestic entities; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to maintain access fee revenues; our ability to protect our systems and communication networks from security risks, including cyber-attacks; economic, political and market conditions; our ability to attract and retain skilled management and other personnel; our ability to maintain our growth effectively; our dependence on third party service providers; and the ability of our compliance and risk management methods to effectively monitor and manage our risks.
More detailed information about factors that may affect our performance may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2013 and other filings made from time to time with the SEC.
The condensed consolidated statements of income, balance sheets and cash flows are unaudited and subject to change.

CBOE Media Contacts:		Analyst Contact:

Suzanne Cosgrove	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
cosgrove@cboe.com	comptong@cboe.com	koopman@cboe.com

CBOE-F

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Trademarks:

CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index®, CFE®, Execute Success®, VXTYN®, FLEX®, LEAPS® and VIX® are registered trademarks and BuyWriteSM, BXMSM, CBOE Futures ExchangeSM, The Options InstituteSM, CBOE/CBOT 10-year U.S. Treasury Note Volatility IndexSM, and WeeklysSM are service marks of Chicago Board Options Exchange, Incorporated (CBOE).  C2SM and C2 Options ExchangeSM are service marks of C2 Options Exchange, Incorporated (C2). Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by CBOE, C2 and CFE.

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CBOE Holdings, Inc.
Selected Quarterly Operating Statistics

Average Daily Volume by Product (in thousands)

	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013
PRODUCT:
Equities	1,940	1,852	1,806	2,165	1,912
Indexes	1,759	1,476	1,472	1,749	1,494
Exchange-traded products	1,709	1,426	1,389	1,503	1,328
Total Options Average Daily Volume	5,408	4,754	4,667	5,417	4,734
Futures	236	198	166	203	156
Total Average Daily Volume	5,644	4,952	4,833	5,620	4,890

Mix of Trading Volume by Product

	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013
PRODUCT:
Equities	34.4%	37.4%	37.4%	38.5%	39.1%
Indexes	31.1%	29.8%	30.5%	31.1%	30.6%
Exchange-traded products	30.3%	28.8%	28.7%	26.8%	27.1%
Futures	4.2%	4.0%	3.4%	3.6%	3.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Average Revenue Per Contract by Product

	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013
Trading Days	64	64	63	61	64
PRODUCT:
Equities	$0.068	$0.077	$0.079	$0.081	$0.075
Indexes	0.696	0.680	0.670	0.669	0.666
Exchange-traded products	0.105	0.115	0.111	0.117	0.125
Total Options Average Revenue Per Contract	0.284	0.275	0.275	0.281	0.275
Futures	1.616	1.625	1.639	1.617	1.566
Total Average Revenue Per Contract	$0.340	$0.329	$0.322	$0.329	$0.316

Transaction Fees by Product (in thousands)

	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013
PRODUCT:
Equities	$8,429	$9,075	$8,974	$10,696	$9,162
Indexes	78,359	64,205	62,152	71,320	63,667
Exchange-traded products	11,508	10,451	9,707	10,741	10,592
Total Options Transaction Fees	$98,296	$83,731	$80,833	$92,757	$83,421
Futures	24,435	20,580	17,099	20,033	15,605
Total Transaction Fees	$122,731	$104,311	$97,932	$112,790	$99,026

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Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, CBOE Holdings has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this press release include core operating expenses, adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income allocated to common stockholders and adjusted diluted earnings per share.
Management believes that the non-GAAP financial measures presented in this press release, including adjusted net income and core operating expenses, provide useful and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons. Non-GAAP financial measures disclosed by management, including adjusted diluted EPS, are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results.
The table below shows core operating expenses, which is the company's operating expenses after excluding (i) volume-based expenses, (ii) depreciation and amortization expense, (iii) accelerated stock-based compensation expense and (iv) other unusual or one-time expenses.

	Three months ended December 31,		Twelve months ended December 31,

(in thousands)	2014	2013	2014	2013
Total Operating Expenses	$79,525	$69,231	$303,424	$286,236
Less:
Depreciation and amortization	11,053	9,108	39,913	34,488
Accelerated stock-based compensation expense	—	—	2,530	3,996
Severance expense	1,863	—	1,863	—
Liability related to SEC investigation (in other expenses)	—	—	—	1,000
Volume-based expenses:
Royalty fees	19,266	15,043	66,110	56,576
Trading volume incentives	874	1,227	4,080	4,355
Core Operating Expenses (non-GAAP):	$46,469	$43,853	$188,928	$185,821
Less: Continuing stock-based compensation expense	2,098	3,957	13,047	16,828
Core Operating Expenses Excluding Continuing Stock-Based Compensation (non-GAAP)	$44,371	$39,896	$175,881	$168,993

Detail of Core Operating Expenses (non-GAAP)
Employee costs	$27,493	$28,059	$117,341	$114,087
Data processing	4,915	4,286	19,189	17,898
Outside services	8,539	5,867	31,976	34,473
Travel and promotional expenses	2,727	3,254	9,046	9,806
Facilities costs	1,445	1,245	5,721	5,053
Other expenses	1,350	1,142	5,655	4,504
Total	$46,469	$43,853	$188,928	$185,821

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The table below shows the reconciliation of each financial measure from GAAP to non-GAAP. The non-GAAP financial measures exclude the impact of those items detailed in the footnotes below and are referred to as adjusted financial measures. There were no non-GAAP financial measures in the fourth quarter of 2013.

(in thousands, except per share amounts)	Three months ended December 31, 2014
		Items Impacting Results
	Reported (GAAP)	Operating Expenses[1]	Other Expense[2]	Income Tax Provision[3]	Adjusted (non-GAAP)
Total Operating Revenues	$166,487				$166,487
Total Operating Expenses	79,525	(1,863)			77,662
Operating Income	86,962	1,863			88,825
Operating Margin	52.2%				53.4%
Total Other Expense	(3,017)		3,000		(17)
Income Before Income Taxes	83,945	1,863	3,000		88,808
Income Tax Provision	34,603	768	1,237	(1,600)	35,008
Effective Income Tax Rate	41.2%				39.4%
Net Income	$49,342	$1,095	$1,763	$1,600	$53,800
Net Income Allocated to Participating Securities	(223)	(5)	(8)	(7)	(243)
Net Income Allocated to Common Stockholders	$49,119	$1,090	$1,755	$1,593	$53,557
Diluted Net Income per Share Allocated to Common Stockholders	$0.58	$0.01	$0.02	$0.02	$0.64

(in thousands, except per share amounts)	Twelve months ended December 31, 2014						Twelve months ended December 31, 2013
		Items Impacting Results						Items Impacting Results
	Reported (GAAP)	Operating Expenses[1]	Operating Expenses[4]	Other Expense[2]	Income Tax Provision[3]	Adjusted (non-GAAP)	Reported (GAAP)	Operating Expenses[4]	Operating Expenses[5]	Other Expense[2]	Adjusted(non-GAAP)
Total Operating Revenues	$617,225					$617,225	$572,050				$572,050
Total Operating Expenses	303,424	(1,863)	(2,530)			299,031	286,236	(3,996)	(1,000)		281,240
Operating Income	313,801	1,863	2,530			318,194	285,814	3,996	1,000		290,810
Operating Margin	50.8%					51.6%	50.0%				50.8%
Total Other Expense	(4,104)			3,000		(1,104)	(2,158)			245	(1,913)
Income Before Income Taxes	309,697	1,863	2,530	3,000		317,090	283,656	3,996	1,000	245	288,897
Income Tax Provision	119,983	721	979	1,161	(1,600)	121,244	107,657	1,518	—	93	109,268
Effective Income Tax Rate	38.7%					38.2%	38.0%				37.8%
Net Income	$189,714	$1,142	$1,551	$1,839	$1,600	$195,846	$175,999	$2,478	$1,000	$152	$179,629
Net Income Allocated to Participating Securities	(1,322)	(8)	(11)	(13)	(11)	(1,365)	(2,136)	(34)	(14)	2	(2,182)
Net Income Allocated to Common Stockholders	$188,392	$1,134	$1,540	$1,826	$1,589	$194,481	$173,863	$2,444	$986	$154	$177,447
Diluted Net Income per Share Allocated to Common Stockholders	$2.21	$0.01	$0.02	$0.02	$0.02	$2.28	$1.99	$0.03	$0.01	$—	$2.03

NOTES: Amounts may not foot due to rounding.

1)	In the fourth quarter of 2014, the company recognized severance expense relating to the outsourcing of the majority of its regulatory services.

2)	In the fourth quarter of 2014 and the first quarter of 2013, the company recorded an impairment for an investment in affiliate.

3)	In the fourth quarter of 2014, the company recognized changes in assessments of uncertain tax positions related to a prior period.

4)	In the first quarter of 2014 and in the second and first quarters of 2013, the company accelerated the vesting of certain stock awards.

5)	In the second quarter of 2013, the company recognized additional expense for the final resolution of an SEC investigation.

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
Three and Twelve months ended December 31, 2014 and 2013

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2014	2013	2014	2013

Operating Revenues:
Transaction fees	$122,731	$99,026	$437,764	$397,218
Access fees	14,530	15,313	59,332	61,022
Exchange services and other fees	9,390	9,634	38,042	37,250
Market data fees	7,710	6,987	30,447	24,911
Regulatory fees	8,559	7,556	37,083	36,631
Other revenue	3,567	3,314	14,557	15,018
Total Operating Revenues	166,487	141,830	617,225	572,050

Operating Expenses:
Employee costs	29,356	28,059	121,734	118,083
Depreciation and amortization	11,053	9,108	39,913	34,488
Data processing	4,915	4,286	19,189	17,898
Outside services	8,539	5,867	31,976	34,473
Royalty fees	19,266	15,043	66,110	56,576
Trading volume incentives	874	1,227	4,080	4,355
Travel and promotional expenses	2,727	3,254	9,046	9,806
Facilities costs	1,445	1,245	5,721	5,053
Other expenses	1,350	1,142	5,655	5,504
Total Operating Expenses	79,525	69,231	303,424	286,236

Operating Income	86,962	72,599	313,801	285,814

Other Income / (Expense):
Investment income	40	21	113	63
Net loss from investment in affiliates	(3,057)	(467)	(4,217)	(2,221)
Total Other Expense	(3,017)	(446)	(4,104)	(2,158)

Income Before Income Taxes	83,945	72,153	309,697	283,656
Income Tax Provision	34,603	26,043	119,983	107,657
Net Income	49,342	46,110	189,714	175,999
Net Income allocated to participating securities	(223)	(467)	(1,322)	(2,136)
Net Income allocated to common stockholders	$49,119	$45,643	$188,392	$173,863

Net Income per share allocated to common stockholders
Basic	$0.58	$0.52	$2.21	$1.99
Diluted	0.58	0.52	2.21	1.99
Weighted average shares used in computing income per share:
Basic	84,315	87,061	85,406	87,331
Diluted	84,315	87,061	85,406	87,331

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Page 11/12 CBOE Holdings, Inc. Reports Fourth Quarter 2014 Financial Results

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
December 31, 2014 and December 31, 2013

(in thousands, except share amounts)	December 31, 2014	December 31, 2013
Assets
Current Assets:
Cash and cash equivalents	$147,927	$221,341
Accounts receivable—net allowances of 2014 - $285 and 2013 - $266	58,386	49,888
Marketing fee receivable	10,697	8,869
Income taxes receivable	21,503	22,039
Other prepaid expenses	4,622	4,007
Other current assets	972	2,717
Total Current Assets	244,107	308,861
Investments in Affiliates	12,351	14,581
Land	4,914	4,914
Property and Equipment:
Construction in progress	—	23
Building	68,019	65,448
Furniture and equipment	286,723	271,437
Less accumulated depreciation and amortization	(287,886)	(269,614)
Total Property and Equipment—Net	66,856	67,294
Other Assets:
Software development work in progress	7,817	7,853
Data processing software and other assets (less accumulated amortization of 2014 - $163,486; 2013 - $147,322)	47,856	38,086
Total Other Assets—Net	55,673	45,939
Total	$383,901	$441,589

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$58,566	$52,958
Dividend payable	—	43,831
Marketing fee payable	11,236	9,442
Deferred revenue	1,988	1,100
Post-retirement medical benefits	101	127
Total Current Liabilities	71,891	107,458

Long-term Liabilities:
Post-retirement medical benefits	1,612	2,110
Income taxes liability	42,457	29,903
Other long-term liabilities	4,197	3,856
Deferred income taxes	13,677	13,745
Total Long-term Liabilities	61,943	49,614
Total Liabilities	133,834	157,072
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized, no shares issued and outstanding at December 31, 2014 or 2013	—	—
Unrestricted common stock, $0.01 par value: 325,000,000 shares authorized; 92,569,189 issued and 84,114,475 outstanding at December 31, 2014; 91,845,492 issued and 86,770,737 outstanding at December 31, 2013	926	919
Additional paid-in-capital	110,112	90,985
Retained earnings	472,005	349,290
Treasury stock at cost – 8,454,714 shares at December 31, 2014 and 5,074,755 shares at December 31, 2013	(332,287)	(155,627)
Accumulated other comprehensive loss	(689)	(1,050)
Total Stockholders' Equity	250,067	284,517

Total	$383,901	$441,589

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Page 12/12 CBOE Holdings, Inc. Reports Fourth Quarter 2014 Financial Results

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
Twelve Months Ended December 31, 2014 and 2013

	Twelve Months Ended December 31,
(in thousands)	2014	2013
Cash Flows from Operating Activities:
Net Income	$189,714	$175,999
Adjustments to reconcile net income to
net cash flows from operating activities:
Depreciation and amortization	39,913	34,488
Other amortization	87	114
Provision for deferred income taxes	(290)	(7,145)
Stock-based compensation	15,577	20,823
Loss on disposition of property	662	3
Loss on investment in affiliates	1,217	1,976
Impairment of investment in affiliates and other assets	3,000	245
Net change in assets and liabilities:	12,777	(2,123)
Net Cash Flows Provided by Operating Activities	262,657	224,380
Cash Flows from Investing Activities:
Capital and other assets expenditures	(50,154)	(28,673)
Investment in affiliates	(1,987)	(2,532)
Other	3	8
Net Cash Flows Used in Investing Activities	(52,138)	(31,197)
Cash Flows from Financing Activities:
Payment of quarterly dividends	(66,999)	(58,369)
Payment of special dividend	(43,831)	—
Excess tax benefit from stock-based compensation	3,557	2,356
Purchase of unrestricted stock from employees	(8,332)	(6,136)
Purchase of unrestricted stock under repurchase program	(168,328)	(45,290)
Net Cash Flows Used in Financing Activities	(283,933)	(107,439)

Net Increase (Decrease) in Cash and Cash Equivalents	(73,414)	85,744

Cash and Cash Equivalents at Beginning of Period	$221,341	$135,597
Cash and Cash Equivalents at End of Period	$147,927	$221,341

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$103,976	$113,741
Non-cash activities:
Change in post-retirement benefit obligation	$(583)	$255
Unpaid liability to acquire equipment and software	$2,769	$3,048
Dividends payable	$—	$43,831

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